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                                                                       Exhibit 5

                           Gardner, Carton & Douglas
                            321 North Clark Street
                                  Suite 3400
                            Chicago, Illinois 60610

                                 June 1, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

   Re:  Lincoln National Corporation
        Registration Statement on Form S-3/
        Post-Effective Amendment No. 1 to Registration
        Statement on Form S-3 (File No. 33-55379)

Ladies and Gentlemen:

     As counsel to Lincoln National Corporation, an Indiana corporation (the "Company"), we have participated in the legal proceedings and matters relating to the proposed registration of $500,000,000 aggregate public offering price, and the prior registration on Form S-3 (File No. 33-55379) ("Prior Registration Statement") of $500,000,000 aggregate public offering price, of (i) debt securities (the "Debt Securities"), (ii) shares of its preferred stock, without par value (the "Preferred Stock"), and (iii) shares of its common stock, without par value (the "Common Stock"). Of the $500,000,000 aggregate public offering price of Debt Securities, Preferred Stock and Common Stock registered in the Prior Registration Statement, $100,000,000 of such securities have not yet been offered for sale as of the date hereof. The $600,000,000 aggregate public offering price of the Debt Securities, Preferred Stock and Common Stock yet to be offered for sale are collectively referred to herein as the "Securities". The Debt Securities will be issued under an Indenture (the "Indenture") between the Company and The Bank of New York, as Trustee.

     We advise you that in our opinion:

     1. The Company is a corporation duly organized and existing under and by virtue of the laws of the State of Indiana and has adequate corporate powers to own and operate its property and to transact the business in which it is engaged.

     2. When the Registration Statement on Form S-3 relating to the Securities, which Registration Statement is a new Registration Statement and also constitutes Post-Effective Amendment No. 1 to the Prior Registration Statement,
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Securities and Exchange Commission
June 1, 1995
Page 2

has become effective, and provided no stop order shall have been issued by the Securities and Exchange Commission relating thereto, and further provided that the Securities are qualified for sale under, or are exempt from, the securities laws of the states in which they are offered for sale:

     (i) the Common Stock, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and any Prospectus Supplement relating thereto, will be duly authorized and validly issued, fully paid and non-assessable;

     (ii) the Preferred Stock, when (a) the terms of any particular series of Preferred Stock have been duly approved and established in accordance with the resolutions of the Company's Board of Directors; (b) the Articles of Amendment to the Company's Articles of Incorporation setting forth the terms of the series of Preferred Stock have been filed with, and accepted for recording by, the State of Indiana; and (c) the Preferred Stock has been issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and any Prospectus Supplement relating thereto, will be duly authorized and validly issued, fully paid and non-assessable; and

     (iii) the Debt Securities, upon the issuance and sale of such Debt Securities in conformance with the provisions of the Indenture, will be, when sold, duly authorized, legally issued, fully paid, non-assessable and binding obligations of the Company entitled to all of the benefits of the Indenture.

     The opinions set forth above are subject to the qualifications that (a) enforcement of the Company's obligations under the Indenture and the Debt Securities and the Articles of Amendment and the Preferred Stock may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding at law or in equity), and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     We are aware that we are named in the Registration Statement as counsel for the Company. We hereby consent to such use of our name in the Registration Statement and to the filing of our opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/ Gardner, Carton & Douglas